Exhibit 4.3(a)


THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY UPON THE EXERCISE OF THIS WARRANT, MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, OFFERED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

                                                                      No. ______




                                     WARRANT

      To Purchase ____ Shares of Common Stock, par value $.01 per share, of

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.

              Exercisable between January 1 and December 31, 2002




     THIS IS TO CERTIFY THAT, for value received, _______________ or registered assigns (the "Holder") is entitled to purchase from PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC., a Pennsylvania corporation (the "Company"), at any time on or after January 1, 2002 up until 5:00 p.m., Harrisburg, Pennsylvania time (the "Expiration Time") on December 31, 2002 (the "Expiration Date") at the principal office of the Company presently located at 651 East Park Drive, Harrisburg, PA 17111 (the "Principal Office"), at a price of $20.00 per share (the "Exercise Price") the number of shares stated above of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, all subject to adjustment and upon the terms and conditions as hereinafter provided. If not exercised previously, the Holder's rights under this Warrant (the "Warrant") will become void at the Expiration Time on the Expiration Date.

     This Warrant is one of a series of warrants (the "Warrants") of the same form, representing the right to purchase shares of Common Stock and having the same terms as this Warrant, entitling the Holders thereof initially to purchase up to an aggregate of 250,000 shares of Common Stock.

     This Warrant is part of a unit (each, a "Unit," and collectively, the "Units") issued by the Company in a public offering of such Units. Each Unit consists of one share of Common Stock and one Warrant. This Warrant and the Unit including this Warrant


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have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") (SEC Registration No. 333-____).


                                    ARTICLE I

                              EXERCISE OF WARRANTS


     1.1 Method of Exercise. To exercise this Warrant, the Holder shall deliver to the Company, at the Principal Office of the Company, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the denominations of the share certificate or certificates desired, and
(c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by certified or bank cashier's check or wire transfer of immediately available funds to an account specified by the Company.

     This Warrant may only be exercised in full, and not in part, for the aggregate number of shares of Common Stock issuable upon the exercise of this Warrant.

     As promptly as practicable after receipt of the items referred to above, the Company shall execute and deliver, or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of shares of Common Stock issuable upon the exercise of this Warrant, and shall be issued in the name of the Holder.

     1.2 Shares to be Fully Paid and Non-Assessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

     1.3 No Fractional Shares to be Issued. The Company shall not issue fractional shares of Common Stock upon exercise of this Warrant.

     1.4 Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following legend:

     "The shares represented by this certificate may not be voluntarily transferred for value except to a transferee who, after the transfer, will, under the terms of the issuer's Articles of Incorporation,


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     be entitled to vote the shares. For this purpose, "voluntarily transfer for value" does not include gifts or transfers by operation of law."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless, in the opinion of the Company's counsel, the securities represented thereby are no longer subject to the restrictions on transfer referred to therein.

     1.5 Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding.


                                   ARTICLE II

                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS


     2.1 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by any person) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

     2.2 Transfer and Exchange. This Warrant is exchangeable for a new Warrant of like tenor and date representing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder upon surrender by the Holder hereof to the Company at its Principal Office. This Warrant is not detachable from the Unit of which this Warrant is a part. This Warrant and all rights hereunder are transferrable in whole, but not in part, upon the books of the Company by the Holder hereof in person or by duly authorized attorney, only upon a permitted transfer of the Unit of which this Warrant is a part. Upon such a transfer, a new Warrant of the same tenor and date as this Warrant, registered in the name of the transferee, shall be issued and delivered by the Company upon surrender of this Warrant duly endorsed at the Principal Office of the Company. Notwithstanding the foregoing, this Warrant and the Unit of which this Warrant is a part (A) may not be transferred by the holder hereof at any time prior to January 1, 2000, except for transfers made by operation of law, and (B) thereafter may only be transferred to the following persons and/or entities: (i) any health professional licensed in Pennsylvania or elsewhere; (ii) any retired, but formerly licensed, health professional; (iii) any professional corporation (or other legally constituted professional practice group) of health professionals; (iv) any individual retirement account or other retirement plan established by a person eligible to be a transferee or in which such person is a participant; (v) any employee or former employee of the Company; and (vi) persons registered under Section 15 of the Securities Exchange Act of 1934, as amended, who are making a market in the Common Stock of the Company (collectively, an "Eligible Holder"). As used


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


herein, the term "health professional" shall include, without limitation, physicians, podiatrists, dentists, oral surgeons, optometrists, pharmacists, chiropractors, nurses, nurse practitioners, physical or occupational therapists and physicians' assistants or other similar licensed professional persons.

     2.3 Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory of the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement.

     2.4 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and shares of Common Stock issued upon exercise of this Warrant.


                                   ARTICLE III

                            ANTI-DILUTION PROVISIONS


     In the event that the Company shall, at any time prior to the Expiration Date and the Expiration Time of this Warrant and prior to the exercise thereof:
(i) declare or pay to the Holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate, merge with any other corporation or other entity or engage in any other corporate reorganization where the Company is the surviving entity; or
(iv) make any distribution of its assets to Holders of its Common Stock in partial liquidation or by way of return of capital, then, upon the subsequent exercise of this Warrant, the Holder thereof shall receive for the Exercise Price, in addition to or in substitution for the shares of Common Stock to which the Holder would otherwise be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company, or such assets of the Company which the Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the happening of any of the foregoing events. Any plan or agreement devised or executed in connection with any of the foregoing events shall explicitly provide for the aforesaid rights of the Holder of this Warrant and of all other Warrants of similar tenor. Within a reasonable time prior to or subsequent to the occurrence of any of the foregoing events, the Company shall notify the registered Holder hereof and all Holders of Warrants of similar tenor, with respect


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


to their rights in connection therewith, so as to ensure the Holders hereof an opportunity to exercise those rights in a timely manner. In connection with that notice, the Company shall send a detailed written explanation of the relevant events, transactions and resulting capital adjustments to the Holders of the Warrants. If no Holder gives the Company written objection to such adjustments within ten (10) days after such Holder's receipt of such explanation, no Warrantholder (including the Holder hereof) may thereafter object to such adjustments. Notwithstanding the foregoing, upon the occurrence of any of the foregoing events, the Board of Directors of the Company shall have the right to accelerate the Warrants whereupon they shall become immediately exercisable.

     In the event that the Company shall, at any time prior to January 1, 2002, propose to (i) consolidate or merge with any other corporation or entity or engage in any other corporate reorganization, where the Company is not the surviving entity, (ii) transfer its property as an entirety or substantially as an entirety to any other corporation or entity or (iii) make a distribution of its assets in complete liquidation, the Company shall send written notice of such event to the Holder of this Warrant at the address set forth on the books of the Company, whereupon, unless otherwise provided in the plan with respect to any of the foregoing events, this Warrant shall become immediately exercisable by the Holder hereof for a period of thirty (30) days from the date such notice is sent. In the event that this Warrant is not exercised on or prior to the expiration of such thirty (30) day period, this Warrant shall immediately terminate and become null and void.

     Notwithstanding anything herein to the contrary, if the Company issues a new Warrant certificate in replacement of this Warrant certificate upon the transfer of this Warrant, in replacement of a loss, theft, destruction or mutilation of this Warrant or for any other reason, the new Warrant certificate, at the Company's option, may reflect any adjustments theretofore made pursuant to this Article III.


                                    ARTICLE IV

                                  MISCELLANEOUS

     4.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall, unless otherwise expressly required, be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth herein. In the case of the Company, such notices, requests, demands and other communications shall be addressed to:

                     T. Clark Phillip
                     Treasurer and Chief Financial Officer
                     Pennsylvania Physician Healthcare Plan, Inc.
                     651 East Park Drive
                     Harrisburg, PA 17111

In the case of the Holder, such notices, requests, demands and communications shall be addressed to his or her address as shown on the books maintained by the Company, unless the Holder shall notify the Company that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder


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


     4.2 Amendments. The provisions of this Warrant may not be amended, modified or waived without the written consent of the Company and the Warrantholders, voting as a single class, holding 66 2/3% of the then-outstanding Warrants (exclusive of Warrants then owned by the Company).

     Any such amendment or modification effected pursuant to this Section shall be binding upon all Warrantholders, upon each future Warrantholder and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all Warrantholders, and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     4.3 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     4.4 No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity, unless and until the Holder exercises the right to purchase Common Stock strictly in accordance with the terms hereof.

     4.5 No Impairment. The Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.



     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on ___________________, 1999.



                                        PENNSYLVANIA PHYSICIAN HEALTHCARE
                                        PLAN, INC.



                                        By:
                                           -------------------------------------
                                           Richard A. Felice, President
                                           and Chief Executive Officer


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


                              SUBSCRIPTION NOTICE

                  (To be executed for exercise of the Warrant)



To: PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.


     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant No. ______ for, and to purchase thereunder, the full number of shares of Common Stock issuable upon the exercise of such Warrant, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer in the amount of $_____________.

     The undersigned, intending that the Company will rely thereon, certifies that (i) he or she has received and reviewed all information requested by him or her from the Company prior to and in connection with his or her decision to exercise this Warrant and purchase the shares of Common Stock to be issued upon such exercise and (ii) he or she is an "Eligible Holder", as such term is defined in Section 2.2 of the Warrant.

     The undersigned requests that certificates representing such number of shares be issued in the following denominations: ______________________________


Dated:   _________________            _________________________________________
                                      Note: The above signature must correspond exactly with the name on the face of the attached Warrant.